                                                               EXHIBIT 9 (h)

                      Consent of Independent Accountants

We hereby consent to the incorporation and reference in this Schedule 13E-4 of our report dated March 6, 1997, appearing on page F-3 of Financial Services Acquisition Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and incorporated by reference in this Schedule 13E-4 and in Amendment No. 1 to Form S-4 of Maxcor Financial Group Inc. (formerly Financial Services Acquisition Corporation) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1993.

/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
New York, NY
October 15, 1997

                                      51